EXHIBIT 99.1

Simmons First to Present At Gulf South Bank Conference

PINE BLUFF, Ark., April 29, 2009 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq:SFNC) today announced that J. Thomas May, Chairman and Chief Executive Officer, is scheduled to present at the Gulf South Bank Conference to be held May 7 - May 8, 2009 in New Orleans, Louisiana.

Simmons First is scheduled to present on Thursday, May 7 at 7:55 a.m. Central Time, to be followed by a question and answer session. The presentation slides and audio webcast will be available through Simmons First's web site at www.simmonsfirst.com and will be archived and available for replay for approximately 30 days.

Simmons First National Corporation is an Arkansas based financial holding company with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 88 offices, of which 84 are financial centers, in 47 communities.

The Simmons First National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4819

CONTACT:  Simmons First National Corporation
          David W. Garner, Senior Vice President and
           Investor Relations Officer
          (870) 541-1000